Exhibit 4.357

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 155121 dated May 26, 2017

For Rendering

Data transmission services for voice

This License is granted to

Limited Liability Company

YugSelhoz (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1070816001596

Tax Identification Number (TIN)

0816001584

Location address (place of residence):

25, 6 distr., Elista, Kalmykia Republic, 358014

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until May 26, 2022.

This License is granted by decision of the licensing body - Order dated May 26, 2017 No. 286-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 092193